SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 6, 2002




                                  BRIAZZ, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





   Washington             000-32527                      91-1672311
----------------    ------------------------   ---------------------------------
(Jurisdiction of    (Commission File Number)   (IRS Employer Identification No.)
 incorporation)



                        3901 7th Avenue South, Suite 200
                         Seattle, Washington 98108-5206
              ----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code  (206) 467-0994




                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 9.  FD Disclosure

Briazz, Inc. has commenced a reduction of its work force by approximately twenty percent in order to reduce the company's costs in each of its four geographic market. The reduction, when fully implemented, will reduce cash expenditures by approximately $200,000 to $250,000 per month, compared to the monthly cash expenditures in the most recent quarter. Briazz expects to receive the full benefit of these cash reductions beginning in the middle of the fourth quarter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRIAZZ, INC.



Date:  September 6, 2002                By
                                            -----------------------------------
                                            Victor D. Alhadeff
                                            Chief Executive Officer